SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 29, 2005
Date of Report (Date of earliest event reported)

HEARST-ARGYLE TELEVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction Of Incorporation)	1-14776 (Commission File Number)	74-2717523 (IRS Employer Identification No.)

888 Seventh Avenue
New York, New York 10106
(Address of Principal Executive Offices)(Zip Code)

(212) 887-6800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement
SIGNATURES
EXHIBIT INDEX
EX-10.1: SECOND EXTENSION OF THE AMENDED AND RENEWED MANAGEMENT SERVICES AGREEMENT
EX-10.2: AMENDED AND RENEWED MANAGEMENT SERVICES AGREEMENT
EX-10.3: SECOND EXTENSION OF THE AMENDED AND RENEWED OPTION AGREEMENT
EX-10.4: AMENDED AND RENEWED OPTION AGREEMENT
EX-10.5: SECOND EXTENSION OF THE AMENDED STUDIO LEASE AGREEMENT
EX-10.6: AMENDED STUDIO LEASE AGREEMENT
EX-10.7: EMPLOYMENT AGREEMENT

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

Hearst Management Agreement

On March 29, 2005, Hearst-Argyle Television, Inc. (“the Registrant” or “we”) entered into a Second Extension of its August 29, 2000 Amended and Renewed Management Services Agreement (the “Management Agreement”) with The Hearst Corporation (“Hearst”). Under the Management Agreement, we provide certain management services (i.e., sales, news programming, legal, financial, accounting, engineering and promotion services) with respect to WMOR-TV (a Hearst-owned television station in Tampa, FL), WBAL-AM and WIYY-FM (Hearst-owned AM/FM radio stations in Baltimore, MD), and WPBF-TV (a Hearst-owned television station in West Palm Beach, FL). The annual management fee for the services provided to these stations is an amount equal to the greater of (i) (x) $50,000 for Hearst’s radio stations (counted as a single property) and $50,000 for KCWE-TV, and (y) for all others (including WMOR-TV and WPBF-TV), $100,000 per station, or (ii) 33.33% of the positive broadcast cash flow from each such property. Hearst also reimburses us for our direct operating costs and expenses incurred with unrelated third parties. The Management Agreement expires on December 31, 2005.

Hearst Option Agreement

On March 29, 2005, the Registrant entered into a Second Extension of its August 29, 2000 Amended and Renewed Option Agreement (the “Option Agreement”) with Hearst. Under the Option Agreement, Hearst has granted to us the option to acquire WMOR-TV, and Hearst’s interests (which interests include an option to acquire the station) with respect to KCWE-TV, as well as a right of first refusal during the option period with respect to WPBF-TV (if that station is proposed by Hearst to be sold to a third party). The purchase price will be the fair market value of such station based upon agreement between the parties or, if either party so elects, an independent third-party appraisal, subject to certain parameters. The Option Agreement expires on December 31, 2005.

Hearst Studio Lease Agreement

On March 29, 2005, the Registrant entered into a Second Extension of its August 29, 2000 Amended Studio Lease Agreement (the “Studio Lease Agreement”) with Hearst. Under the Studio Lease Agreement, Hearst leases from us premises for WBAL-AM and WIYY-FM, Hearst’s Baltimore, Maryland, radio stations. In 2004, Hearst paid us an aggregate amount of approximately $700,000 pursuant to the Studio Lease Agreement. The Radio Lease Agreement expires on December 31, 2005.

Employment Agreement

On March 29, 2005, the Company entered into an employment agreement with Philip M. Stolz, the Company’s Senior Vice President, for a term commencing as of January 1, 2005 and ending on December 31, 2006. For calendar year 2005, Mr. Stolz’s employment agreement provides for an annual base salary of $505,000 and a maximum bonus of $378,750. For calendar year 2006, the employment agreement provides for an annual base salary of $520,000 and a maximum bonus of $390,000. Mr. Stolz has served as our Senior Vice President since December 1998.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARST-ARGYLE TELEVISION, INC.

By:	/s/ Jonathan C. Mintzer

Name: Jonathan C. Mintzer
Title: Vice President, Secretary and
General Counsel

Date: March 31, 2005

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Second Extension of the Amended and Renewed Management Services Agreement, dated as of March 29, 2005, between the Registrant and The Hearst Corporation.

10.2	Amended and Renewed Management Services Agreement dated as of August 29, 2000, between the Registrant and The Hearst Corporation.

10.3	Second Extension of the Amended and Renewed Option Agreement, dated as of March 29, 2005, between the Registrant and The Hearst Corporation.

10.4	Amended and Renewed Option Agreement, dated as of August 29, 2000, between the Registrant and The Hearst Corporation.

10.5	Second Extension of the Amended Studio Lease Agreement, dated as of March 29, 2005, between the Registrant and The Hearst Corporation.

10.6	Amended Studio Lease Agreement, dated as of August 29, 2000, between the Registrant and The Hearst Corporation.

10.7	Employment Agreement, dated as of March 29, 2005, between the Registrant and Philip M. Stolz.